[UNIVERSAL INSURANCE HOLDINGS LOGO]        UNIVERSAL
                                    INSURANCE HOLDINGS, INC.



                                                                    EXHIBIT 99.1



                   UNIVERSAL INSURANCE HOLDINGS, INC. DECLARES
                             NINE CENT CASH DIVIDEND


FORT LAUDERDALE, FL, OCTOBER 5, 2007 - UNIVERSAL INSURANCE HOLDINGS, INC. ("UIH") (AMEX: UVE), a vertically integrated insurance holding company, announced today that its board of directors declared a dividend of $0.09 per share on its common stock. The dividend is payable on April 8, 2008 to shareholders of record as of March 10, 2008.

The board of directors' decision to increase the dividend by 13 per cent from eight cents to nine cents reflects the Company's positive results and profits during the second quarter ended June 30, 2007, as detailed in its most recently filed Form 10-QSB with the Securities and Exchange Commission. Future cash dividend payments are necessarily subject to business conditions, the Company's financial position, and requirements for working capital and other corporate purposes. The Company's board of directors intends to evaluate the possibility of paying future dividends on a quarter-by-quarter basis.

ABOUT UNIV1ERSAL INSURANCE HOLDINGS, INC.
The Company is a vertically integrated insurance holding company operating solely in the state of Florida. Through its subsidiaries, the Company is currently engaged in insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), which generates revenue from the collection and investment of premiums, is one of the top five leading writers of homeowners insurance in the state of Florida and has aligned itself with well respected service providers in the industry.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.

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INVESTOR CONTACT:
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com
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Steven Carr, Dresner Corporate Services, 312-780-7211, scarr@dresnerco.com
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